Exhibit 10.2

SECOND AMENDMENT

TO DEFERRED COMPENSATION AGREEMENT

SECOND AMENDMENT dated October 19, 2006 to Deferred Compensation Agreement by and between MTR Gaming Group, Inc., a Delaware corporation (the  “Company”), and Edson R. Arneault (the “Executive”).

W I T N E S S E T H :

WHEREAS, the Company and the Executive are parties to a Deferred Compensation Agreement dated as of January 1, 1999, as amended by that certain Amendment to Deferred Compensation Agreement dated May 4, 2005 (collectively, the “Existing Deferred Compensation Agreement”); and

WHEREAS, the Executive and the Company desire to amend the terms of the Existing Deferred Compensation Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.                 The recitals as set forth above are hereby incorporated herein by reference as though more fully set forth.  Except to the extent otherwise defined herein, capitalized terms shall have the meaning ascribed to them in the Existing Deferred Compensation Agreement.

2.                 Section 2.04 of the Existing Deferred Compensation Agreement is hereby amended and restated in its entirety as follows:

                          “In the event (i) Executive resigns his employment for Good Reason, (ii) Executive’s employment is terminated by the Company for any reason other than for Cause or by reason of death, or (iii) the Term of this Agreement expires, the Company shall pay the premiums for insurance policies underlying Executive’s Deferred Compensation Agreement, as amended, until Executive reaches the age of sixty-five (65).”

3.                 Section 2.05 of the Existing Deferred Compensation Agreement is hereby amended and restated in its entirety as follows:

                          “For purposes of this Deferred Compensation Agreement, the terms “Cause” and “Good Reason” shall have the meaning assigned to such terms in the Employment Agreement dated October 19, 2006 (and effective January 1, 2007) between the Company and the Executive.”

4.                 Except to the extent expressly amended herein, the terms and conditions of the Existing Deferred Compensation Agreement shall govern.

5.                 This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and this Second Amendment shall become effective on the effective date of the Employment Agreement referred to in paragraph 3 above.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

MTR GAMING GROUP, INC.

	By:	/s/ Donald J. Duffy
		Name:	Donald J. Duffy
		Title:	Chairman, Compensation Committee

	By:	/s/ LC Greenwood
		Name:	LC Greenwood
		Title:	Member, Compensation Committee
/s/ Edson R. Arneault
EDSON R. ARNEAULT